QUESTIONS AND ANSWERS
                         RELATING TO THE OFFER (THE "OFFER")
                      BY TEXAS UTILITIES COMPANY (THE "OFFEROR")
                     TO PURCHASE ANY OR ALL SHARES ("SHARES") OF
                        CERTAIN SERIES OF PREFERRED STOCK AND
                       DEPOSITARY SHARES, EACH REPRESENTING 1/4
                    SHARE OF A SERIES OF PREFERRED STOCK (EACH A
              "SERIES") OF TEXAS UTILITIES ELECTRIC COMPANY ("COMPANY")

                This information should be read only in conjunction with, and is subject in all material respects to, the Offer to Purchase dated February 24, 1997 (the "Offer to Purchase") and the Letter of Transmittal (the "Letter of Transmittal") and related documents delivered herewith which together constitute the Offer. Please refer to the Offer to Purchase for the definitions of the capitalized terms used herein which are not otherwise defined.

                                  TERMS AND PURPOSE

               Q:   WHAT ARE THE TERMS OF THE OFFER?
               A:   The Offeror  will purchase  Shares of each  Series duly
                    tendered and accepted pursuant to the Offer for the price per share of each Series indicated in the Offer.

               Q: THE NEXT SCHEDULED DIVIDEND PAYMENT DATE ON NINE OF THE SERIES IS APRIL 1, 1997 AND ON THE OTHER ELEVEN SERIES IS MAY 1, 1997. WILL THOSE DIVIDENDS BE PAID ON SHARES THAT ARE TENDERED IN THE OFFER?
               A: Holders of record on March 12, 1997,of tendered Shares having a regular quarterly dividend payment date of April 1 will be entitled to the regular quarterly dividend payable on April 1, 1997. Holders of tendered Shares having a regular quarterly dividend payment date of May 1 will receive as part of the purchase price, in addition to the specified dollar amount, an amount equal to accrued and unpaid dividends to the payment date for Shares tendered.

                    Holders of Shares purchased pursuant to the Offer will not be entitled to any dividends in respect of any later periods.

               Q:   WHAT IS THE PURPOSE OF THE OFFER?
               A:   The  Offeror is  making the  Offer because  it believes
                    that   the  purchase   of  Shares   will  benefit   its
                    consolidated  financial  condition.  In  addition,  the
                    Offer gives shareholders the opportunity  to sell their
                    Shares  at a price the Offeror believes to be a premium
                    over market  price  and without  the usual  transaction
                    costs associated  with a market sale.  Furthermore, the
                    Offeror intends  to vote all  Shares purchased pursuant
                    to the  Offer in  favor of  proposed amendments to  the
                    Articles   of   Incorporation  of   the   Company  (the
                    "Amendments").

               Q:   WHAT IS THE EFFECT OF THE AMENDMENTS?
               A:   The Amendments will allow the  Company more flexibility
                    to modify  its capital  structure in the  future.   The
                    Offeror expects that the Amendments will include, among
                    other things:  (i)  elimination of certain restrictions
                    on   the  issuance  of   unsecured  indebtedness;  (ii)
                    elimination of certain  restrictions on the  repurchase
                    of capital  stock junior to the  preferred stock; (iii)
                    clarification  and condensation of  the restrictions on
                    the issuance of additional shares of preferred stock in
                    the  future; (iv) changing from four  to six the number
                    of quarterly  dividends that must be  in arrears before
                    holders  of preferred  stock  are entitled  to  certain
                    voting rights;  and (v)  changing from two-thirds  to a
                    majority  the number  of shares  of preferred  stock of
                    which  consent  is   required  for  certain   corporate
                    actions.

                    If the Amendments are approved, holders of Shares of Preferred Stock and Depository Shares that remain outstanding would not possess the same protections, rights and privileges as the holders of Preferred Stock now possess. The elimination of such protections, rights and privileges may adversely affect the ratings, market value or liquidity of shares of Preferred Stock and Depositary Shares that remain outstanding after the approval of the Amendments.

               Q:   WHAT IS REQUIRED TO MAKE THE AMENDMENTS EFFECTIVE?
               A:   The Amendments  affecting the rights of  holders of the
                    Shares would require the approval of the holders of 2/3 of the outstanding Preferred Stock of the Company. The
                    Offeror expects to vote all shares it holds of the Capital Stock of the Company, including any Shares purchased pursuant to the Offer, in favor of the Amendments.

                                      TAX ISSUES

               Q: WILL THE PURCHASE OF SHARES BY THE OFFEROR CONSTITUTE A TAXABLE EVENT?
               A: Yes. The Company recommends that each holder read the section entitled CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES in the Offer to Purchase and consult their own tax advisor.

               Q:   WHAT IS THE TAX TREATMENT OF ANY CASH RECEIVED FROM THE
                    OFFER?
               A: Gain or loss on Shares purchased pursuant to the Offer will be recognized in an amount equal to the difference between the cash received and the Holder's tax basis in the Shares. Except in limited circumstances, any gain or loss recognized will be long-term capital gain or loss if the Shares have been held for more than one year.

                           PROCEDURES FOR TENDERING SHARES

               Q: IF SHARES ARE REGISTERED IN MY NAME, HOW DO I PARTICIPATE IN THE OFFER?
               A: You should have received a package from D.F. King & Co., Inc. for each Series of which you hold Shares consisting of this Question and Answer sheet and:

                    -    Offer to Purchase dated February 24, 1997
                    - Letter of Transmittal bearing a pre-printed label with your account name and address
                    -    Guidelines    for   Certification    of   Taxpayer
                         Identification Number on Substitute Form W-9
                    -    Notice of Guaranteed Delivery
                    -    Return envelope addressed to The Bank of New York

                    If, after reviewing these materials carefully, you decide to participate in the Offer, complete a Letter of Transmittal for each Series for which you are tendering Shares. Send the completed and signed Letter(s) of Transmittal, together with certificate(s) for your Shares to The Bank of New York, as Depositary, at any of the addresses shown on the Letter of Transmittal. It is recommended that you use insured or registered mail.

                    Holders of record may also contact their brokers to tender their Shares on their behalf. If you cannot deliver your certificate(s) to the Depositary before the Expiration Date, you must arrange for your broker to guarantee delivery of your Shares.

               Q: IF MY SHARES ARE HELD BY A BROKER OR BANK FOR MY ACCOUNT, HOW DO I PARTICIPATE IN THE OFFER?
               A: If your Shares are held by a broker or bank for your account, you should have received a package from them as holder of record containing, along with this Question and Answer sheet, the following:
                    -    Offer to Purchase dated February 24, 1997
                    -    Letter of Transmittal
                    - Cover letter or notice with instructions from your broker or bank.

                    If you decide to participate in the Offer, you must contact your broker or bank to tender your Shares on your behalf.

               Q: ONCE I HAVE TENDERED MY SHARES, OR INSTRUCTED MY BROKER OR BANK TO TENDER THEM ON MY BEHALF, MAY I WITHDRAW THEM FROM THE OFFER?
               A: Yes, tenders of Shares may be withdrawn at any time prior to the Expiration Date and, unless accepted for purchase by the Company, may be withdrawn at any time after April 21, 1997. See "Withdrawal of Tenders" in the Offer to Purchase.

               Q:   WHEN DOES THE OFFER EXPIRE?
               A:   At 12:00 midnight, New York City time, on Friday, March
                    21, 1997, unless extended by the Company. The Company may also amend or terminate the Offer as described in the Offer to Purchase.

                               For additional details,
                            or if you have any questions,
                          please call the Information Agent
                                D.F. King & Co., Inc.
                                    1-800-659-6590